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                                                                    EXHIBIT 5.1


                                  PERKINS COIE LLP
               A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
          1211 S.W. FIFTH AVENUE, SUITE 1500, PORTLAND, OREGON  97204-3715
               TELEPHONE:  (503) 727-2000  FACSIMILE:  (503) 727-2222


                                       June 19, 1998


ThrustMaster, Inc.
7175 N.W. Evergreen Parkway, #400
Hillsboro, Oregon  97124-5839

     Re: Registration Statement on Form S-8 of Shares of Common Stock, No Par Value of ThrustMaster, Inc.

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 1,000,000 shares of Common Stock, no par value (the "Shares"), which may be issued pursuant to the ThrustMaster, Inc. 1998 Stock Option Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares, issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ Perkins Coie LLP
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                                       PERKINS COIE LLP